Tonix Pharmaceuticals Holding Corp. 8-K

Exhibit 99.1

Tonix Pharmaceuticals Completes Clinical Stage of Phase 1 Trial for TNX-1500
(Fc-modified humanized anti-CD40L mAb) in Healthy Volunteers

Topline results expected in the third quarter of 2024; planning a Phase 2 Trial for prevention of kidney transplant rejection

Anti-CD40L has multiple possible indications in addition to solid organ and bone marrow transplantation including autoimmune diseases: potential pipeline in a product

Sanofi recently published results on their Fc-modified humanized anti-CD40L mAb, frexalimab, for multiple sclerosis in the New England Journal of Medicine1

CHATHAM, N.J., February 28, 2024 (GLOBE NEWSWIRE) – Tonix Pharmaceuticals Holding Corp. (Nasdaq: TNXP), a biopharmaceutical company with marketed products and a pipeline of development candidates, today announced the completion of the clinical stage of its Phase 1, single ascending dose escalation trial of TNX-1500 (Fc-modified humanized anti-CD40L monoclonal antibody, or mAb)* in healthy volunteers. TNX-1500 is in development for the prevention of rejection in solid organ and bone marrow transplant and for the treatment of autoimmune disorders.

“Despite advancements in the field of solid organ transplantation, there remains a significant need for new treatments with improved activity and tolerability,” said Seth Lederman, M.D., Chief Executive Officer of Tonix Pharmaceuticals. “Anti-CD40L modulates T cell function and has the potential to promote tolerance of transplanted organs. We are excited to have completed the clinical stage of this Phase 1 trial of TNX-1500, a third-generation Fc-modified anti-CD40L mAb that has been designed by protein engineering to eliminate the risk of thrombosis associated with first-generation anti-CD40L mAbs. Preclinical studies in non-human primates did not result in any thrombotic complications, suggesting that the protein engineering of TNX-1500’s Fc region has achieved its design goals.”

Dr. Lederman continued, “Recently, positive clinical data with other CD40L blockers have been reported by Sanofi, with its Fc-modified humanized anti-CD40L mAb frexalimab in treating relapsing multiple sclerosis.2 Eledon Pharmaceuticals is developing tegoprubart, a non-covalent dimer antibody with no heavy-light or heavy-heavy interchain disulfide bridges for the prevention of rejection of kidney transplants3.”

Dr. Lederman concluded, “We believe TNX-1500 has the potential to prevent organ transplant rejection and improve graft survival with reduced long-term toxicity burden of current immunosuppressive regimens. In addition, TNX-1500 has the potential to address multiple other indications, including several autoimmune diseases. We look forward to the results of this Phase 1 trial, which are expected in the third quarter of this year, and to continuing the development of TNX-1500 as a promising candidate in an important therapeutic space.”

About TNX-1500

TNX-1500 (Fc-modified humanized anti-CD40L mAb) is a humanized monoclonal antibody that interacts with the CD40-ligand (CD40L), also known as CD154. TNX-1500 is being developed for the prevention of allograft and xenograft rejection, for the prevention of graft-versus-host disease (GvHD) after hematopoietic stem cell transplantation (HCT) and for the treatment of autoimmune diseases. The first-in-human Phase 1 trial of TNX-1500 was initiated in the third quarter of 2023. The primary objective of the Phase 1 trial is to assess the safety, tolerability, pharmacokinetics, and pharmacodynamics of intravenous (i.v.) TNX-1500. Eligible participants enrolled in the Phase 1 trial were distributed across three dosing cohorts (3 mg/kg, 10 mg/kg, and 30 mg/kg, respectively) and evaluated regularly over a 120-day period after dosing. This first-in-human trial is intended to support dosing in a planned Phase 2 trial in kidney transplant recipients. Two published articles in the American Journal of Transplantation demonstrate TNX-1500 prevents rejection, prolongs survival and preserves graft function as a single agent or in combination with other drugs in non-human primate renal and heart allografts.4,5

About anti-CD40L Therapeutics in Development

No anti-CD40L mAb has been approved in any jurisdiction. In addition to TNX-1500, frexalimab and tegoprubart, tn03 fusion protein dazodalibep is being developed by Amgen (formerly Horizon Therapeutics Public Limited Company) for the treatment of Sjögren's Syndrome .6,7 Dapirolizumab pegol, an anti-CD40L pegylated Fab, is being developed by UCB for the treatment of systemic lupus erythematosus.8

*TNX-1500 is an investigational new biologic and is not approved for any indication

1.	Vermersch P., et al. N Engl J Med. 2024. 390(7):589-600 https://doi.org/10.1056/nejmoa2309439
2.	Sanofi press release. May 31, 2023. https://www.sanofi.com/en/media-room/press- releases/2023/2023-05-31-05-00-00-2678991 (accessed August 2023)
3.	Eledon press release. November 2, 2023. https://ir.eledon.com/news-releases/news-release-details/eledon-reports- updated-data-ongoing-phase-1b-trial-evaluating (accessed February 2024)
4.	Lassiter G., et al. Am J Transplantation. 2023. https://doi.org/10.1016/j.ajt.2023.03.022
5.	Miura S., et al. Am J Transplantation. 2023. https://doi.org/10.1016/j.ajt.2023.03.025
6.	BioSpace. September 12, 2022. https://www.biospace.com/article/releases/horizon-
therapeutics-plc-announces-phase-2-trial-evaluating-dazodalibep-for-the-treatment-of-
sjoegren-s-syndrome-meets-primary-endpoint (accessed February 2024)
7.	BioSpace. January 18, 2023. https://www.biospace.com/article/horizon-bags-second-phase-ii-win-in-sjoegren-s-syndrome (accessed February 2024)
8.	https://www.ucb.com/our-science/pipeline (accessed August 2023)

Tonix Pharmaceuticals Holding Corp.*

Tonix is a biopharmaceutical company focused on developing, licensing and commercializing therapeutics to treat and prevent human disease and alleviate suffering. Tonix’s development portfolio is focused on central nervous system (CNS) disorders. Tonix’s priority is to submit a New Drug Application (NDA) to the FDA in the second half of 2024 for Tonmya1, a product candidate for which two positive Phase 3 studies have been completed for the management of fibromyalgia. TNX-102 SL is also being developed to treat acute stress reaction as well as fibromyalgia-type Long COVID. Tonix’s CNS portfolio includes TNX-1300 (cocaine esterase) a biologic designed to treat cocaine intoxication with Breakthrough Therapy designation. Tonix’s immunology development portfolio consists of biologics to address organ transplant rejection, autoimmunity and cancer, including TNX-1500, which is a humanized monoclonal antibody targeting CD40-ligand (CD40L or CD154) being developed for the prevention of allograft rejection and for the treatment of autoimmune diseases. Tonix also has product candidates in development in the areas of rare disease and infectious disease. Tonix Medicines, our commercial subsidiary, markets Zembrace® SymTouch® (sumatriptan injection) 3 mg and Tosymra® (sumatriptan nasal spray) 10 mg for the treatment of acute migraine with or without aura in adults.

*Tonix’s product development candidates are investigational new drugs or biologics and have not been approved for any indication.

1Tonmya™ is conditionally accepted by the U.S. Food and Drug Administration (FDA) as the tradename for TNX-102 SL for the management of fibromyalgia. Tonmya has not been approved for any indication.

Zembrace SymTouch and Tosymra are registered trademarks of Tonix Medicines. All other marks are property of their respective owners.

This press release and further information about Tonix can be found at www.tonixpharma.com.

Forward Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimate,” “expect,” and “intend,” among others. These forward-looking statements are based on Tonix's current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, risks related to the failure to obtain FDA clearances or approvals and noncompliance with FDA regulations; risks related to the failure to successfully market any of our products; risks related to the timing and progress of clinical development of our product candidates; our need for additional financing; uncertainties of patent protection and litigation; uncertainties of government or third party payor reimbursement; limited research and development efforts and dependence upon third parties; and substantial competition. As with any pharmaceutical under development, there are significant risks in the development, regulatory approval and commercialization of new products. Tonix does not undertake an obligation to update or revise any forward-looking statement. Investors should read the risk factors set forth in the Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the Securities and Exchange Commission (the “SEC”) on March 13, 2023, and periodic reports filed with the SEC on or after the date thereof. All of Tonix's forward-looking statements are expressly qualified by all such risk factors and other cautionary statements. The information set forth herein speaks only as of the date thereof.

Investor Contact

Jessica Morris

Tonix Pharmaceuticals

investor.relations@tonixpharma.com

(862) 904-8182

Peter Vozzo

ICR Westwicke

peter.vozzo@westwicke.com

(443) 213-0505

Media Contact

Ben Shannon

ICR Westwicke

ben.shannon@westwicke.com

443-213-0495